NorthWestern Corporation d/b/a NorthWestern Energy 3010 W. 69th Street Sioux Falls, SD 57108 www.northwesternenergy.com
NYSE: NWE News Release FOR IMMEDIATE RELEASE	Media Contact: Claudia Rapkoch (866) 622-8081 claudia.rapkoch@northwestern.com Investor Relations Contact: Dan Rausch (605) 978-2902 daniel.rausch@northwestern.com

NORTHWESTERN REPORTS SECOND QUARTER 2011 FINANCIAL RESULTS

Reports diluted EPS of $.30/diluted share compared with $.32 diluted share in 2Q 2010
Declares dividend for 3Q 2011

SIOUX FALLS, S.D. – July 27, 2011 – NorthWestern Corporation d/b/a NorthWestern Energy (NYSE: NWE) reported financial results for the quarter ended June 30, 2011.

“We are excited about the progress we are making on our distribution infrastructure project and generation projects during the second quarter of 2011,” said Bob Rowe, President and CEO.  “Although our earnings for the quarter were slightly less than the prior year, we still intend to achieve our earnings guidance for 2011.  Due to the seasonality of our business, the second quarter typically has the least impact on earnings for the year.”

Highlights for the quarter include:

•	Upsized our revolving credit facility from $250 million to $300 million, extended the maturity date from June 30, 2012 to June 30, 2016, and significantly lowered the cost of the facility.

•	Filed for approval with the Montana Public Service Commission (MPSC) to purchase and operate the yet to be developed 40 megawatt Spion Kop Wind Project located in Central Montana.

o	The construction of that wind project is contingent on the MPSC approving the project into rate base.

•	Filed an application to adjust our rates for natural gas services in South Dakota.

o
Company is requesting an increase of $2.7 million annually due to increased operations and maintenance costs and an increase of $1.4 million annually to complete the company’s remediation of a manufactured gas plant (MGP) site in South Dakota.

•	NorthWestern declared a common stock dividend of 36 cents per share, payable on September 30, 2011, to common shareholders of record as of September 15, 2011.

Financial Results

NorthWestern Reports Second Quarter 2011 Financial Results
July 27, 2011

Consolidated net income was $11.0 million or $.30 per diluted share for the quarter ended June 30, 2011, compared with consolidated net income of $11.7 million or $.32 per diluted share for the quarter ended June 30, 2010.

Consolidated net income for the six months ended June 30, 2011, was $43.5 million, an increase of $3.1 million from $40.4 million in 2010.

The following tables reconcile the primary changes from 2010 to 2011:

	Three Months Ended			Six Months Ended
	Pre-tax	Net	EPS	Pre-tax	Net	EPS
($millions, except EPS)	Income	Income1	Diluted	Income	Income1	Diluted

2010 reported	$12.8	$11.7	$0.32	$53.7	$40.4	$1.11

DGGS interim rates (subject to refund)	6.5	4.0	0.11	14.0	8.6	0.24
Natural gas volumes	1.2	0.7	0.02	4.3	2.6	0.07
Montana electric rate increase	1.5	0.9	0.02	3.4	2.1	0.06
Electric volumes	0.6	0.4	0.01	3.8	2.3	0.06
Expiration of power sales agreement	1.5	0.9	0.02	3.0	1.8	0.05
Property and other taxes	4.4	2.7	0.07	2.1	1.3	0.04
Gas production	0.5	0.3	0.01	1.5	0.9	0.02
South Dakota wholesale electric	0.0	0.0	0.00	(0.8)	(0.5)	(0.01)
Montana natural gas rate decrease	(0.2)	(0.1)	0.00	(0.5)	(0.3)	(0.01)
Bad debt expense	(0.5)	(0.3)	(0.01)	(0.7)	(0.4)	(0.01)
Pension	(0.3)	(0.2)	(0.01)	(0.7)	(0.4)	(0.01)
Reclamation settlement received during 2010	(0.5)	(0.3)	(0.01)	(1.0)	(0.6)	(0.02)
Transmission capacity	(1.1)	(0.7)	(0.02)	(1.7)	(1.0)	(0.03)
Plant operator costs	(1.4)	(0.9)	(0.02)	(1.6)	(1.0)	(0.03)
Interest Expense & Other Income	(1.5)	(0.9)	(0.02)	(1.6)	(1.0)	(0.03)
DGGS Operating costs	(0.8)	(0.5)	(0.01)	(2.1)	(1.3)	(0.04)
Montana property tax tracker	(2.5)	(1.5)	(0.04)	(3.3)	(2.0)	(0.05)
Insurance expense	(2.6)	(1.6)	(0.04)	(3.9)	(2.4)	(0.07)
Depreciation	(2.1)	(1.3)	(0.04)	(4.5)	(2.8)	(0.08)
Labor	(2.1)	(1.3)	(0.04)	(5.5)	(3.4)	(0.09)
Operating and maintenance	(2.7)	(1.7)	(0.05)	(5.3)	(3.3)	(0.09)
Items related to income tax
Bonus depreciation		0.7	0.02		3.3	0.09
Repairs tax deduction		0.3	0.01		0.9	0.02
Valuation allowance (increase) decrease		(0.6)	(0.02)	0.0	0.2	0.01
All other, net	(0.2)	0.3	0.02	(0.4)	(0.5)	(0.01)

Subtotal			(0.02)			0.08

2011 reported	$10.5	$11.0	$0.30	$52.2	$43.5	$1.19

1.) Income Tax Benefit (Expense) calculation on reconciling items assumes normal effective tax rate of 38.5%.

For more information see www.northwesternenergy.com/documents/investor/Q211.pdf

Consolidated gross margin for the second quarter of 2011 was $141.4 million compared with $132.1 million for the second quarter of 2010.  The improvement in consolidated gross margin was substantially due to the following:

NorthWestern Reports Second Quarter 2011 Financial Results
July 27, 2011

•	Dave Gates Generating Station (DGGS) revenues based on our current estimate of final resolution of applicable rate proceedings with the MPSC and Federal Energy Regulatory Commission (FERC);

•	An increase in electric and natural gas retail volumes due primarily to colder spring weather and customer growth;

•	An increase in Montana electric transmission and distribution rates implemented in July 2010;

•	The expiration in December 2010 of a power sales agreement related to Colstrip Unit 4; and

•	Gas production margin from the Battle Creek Field.

These increases were partly offset by the following:

•	A decrease in Montana property taxes included in a tracker as compared to the same period in 2010;

•	Lower transmission capacity revenues due to decreased demand;

•	Higher cost of sales because 2010 results included a settlement related to coal supply costs at Colstrip; and

•	A decrease in Montana natural gas transmission and distribution rates implemented in January 2011.

Consolidated gross margin for the six months ended June 30, 2011, was $317.6 million compared with $293.5 million in the same period of 2010.

Consolidated operating, general and administrative expenses increased to $69.5 million for the quarter ended June 30, 2011, as compared with $57.1 million for the quarter ended June 30, 2010.  The increase was due primarily to the following:

•	Increased operating and maintenance costs, primarily due to accelerated maintenance to enhance system reliability and performance;

•	Higher insurance expense as second quarter 2010 results included a $2.6 million insurance recovery;

•	Increased labor costs due primarily to compensation increases and a larger number of employees;

•	Higher plant operator costs at Colstrip Unit 4 due to scheduled maintenance;

•	The operations of DGGS in 2011;

•	Higher bad debt expense based on slower collections from customers;

•	Higher operating expenses primarily related to costs incurred for customer efficiency programs, which are recovered from customers through supply trackers and have no impact on operating income; and

•	Higher pension expense, however, based on current assumptions we expect the annual pension expense for 2011 to be comparable with 2010 due to the regulatory treatment of our Montana pension plan.

NorthWestern Reports Second Quarter 2011 Financial Results
July 27, 2011

Consolidated operating, general and administrative expenses were $136.9 million for the six months ended June 30, 2011, as compared with $115.4 million in same period of 2010.

Property and other taxes were $20.6 million for the three months ended June 30, 2011, as compared with $25.0 million in the second quarter of 2010.  For the six months ended June 30, 2011, property and other taxes were $45.9 million compared with $48.0 million in the same period of 2010.  The decrease in property and other taxes is primarily attributable to lower actual 2010 property taxes than our initial estimate based on assessed property valuations and mill levy increases in Montana, partially offset by the addition of the DGGS.
Depreciation expense was $25.1 million for the three months ended June 30, 2011, as compared with $23.0 million in the second quarter of 2010.  For the six months ended June 30, 2011, depreciation expense was $50.4 million compared with $45.9 million in the same period of 2010.  These increases were primarily due to plant additions in 2010, including DGGS.

Interest expense was $16.9 million for the three months ended June 30, 2011, as compared with $16.1 million in the second quarter of 2010.  This increase was primarily due to lower capitalization of accumulated funds used during construction (AFUDC) as DGGS began operating in January 2011.  This increase was partially offset by lower rates on debt outstanding.  Consolidated interest expense was $34.0 million for the six months ended June 30, 2011 compared with $33.1 million for the second quarter in 2010.

Consolidated other income was $1.1 million for the three months ended June 30, 2011, compared with $ 1.9 million in the second quarter of 2010.  The decrease in other income was primarily due to lower capitalization of AFUDC as DGGS began operating in January 2011.  Consolidated other income was $1.9 million for the six months ended June 30, 2011 compared with $2.6 million for the second quarter in 2010.

Consolidated income tax expense for the three months ended June 30, 2011 was a $.5 million tax benefit, as compared with $1.1 million tax expense for the second quarter of 2010. The effective tax rate in for the quarter ended June 30, 2011  was -4.9% as compared with 8.7% for the same period of 2010. The reduction in the effective income tax rate versus the statutory rate in 2011 is primarily due to a $1.6 million favorable state net operating loss (NOL) carryforward utilization benefit from higher 2010 taxable income than our original estimate., a tax benefit of $1.5 million recognized for repair costs, due to flow-through regulatory treatment and a flow-through state bonus depreciation related tax benefit of $0.7 million.  Consolidated income tax expense for the six months ended June 30, 2011, was $8.7 million as compared with $13.3 million in the same period of 2010.  The effective tax rate for the six months ended June 30, 2011 was 16.6% as compared with 24.8% for the same period of 2010, and we expect our effective tax rate for 2011 to range between 18% - 22%.

Results from Regulated Operations

Regulated electric gross margin for the quarter ended June 30, 2011, was $109.9 million, compared with $102.5 million for the same period of 2010.  The improvement in margin is primarily due to DGGS interim rates, an increase in Montana rates, the expiration in December 2010 of a power sales agreement related to Colstrip Unit 4, an increase in retail volumes due primarily to colder spring weather and to a lesser extent customer growth, and higher revenues for operating expenses recovered in supply trackers primarily related to customer efficiency programs.

NorthWestern Reports Second Quarter 2011 Financial Results
July 27, 2011

These increases were offset in part by a decrease in Montana property taxes included in a tracker as compared to the same period in 2010, a decline in transmission capacity demand, and the inclusion in the second quarter of 2010 of a settlement to recover previously incurred reclamation costs associated with the coal supply at Colstrip, which reduced cost of sales.

Regulated retail electric volumes for the quarter ended June 30, 2011, totaled 2,320,000 megawatt hours compared with 2,285,000 megawatt hours for the quarter ended June 30, 2010.  Retail volumes increased slightly from colder weather and customer growth.  While heating and cooling degree days may fluctuate significantly during the second quarter, our customer usage is not highly sensitive to these changes between the heating and cooling seasons.  Wholesale electric volumes were 42,000 megawatt hours for the quarter ended June 30, 2011, a decrease from 278,000 megawatt hours for the same period in 2010.  Wholesale volumes decreased in South Dakota from lower plant utilization due to market conditions. The Company no longer has Montana wholesale volumes due to the expiration of a remaining wholesale supply contract associated with Colstrip. Beginning January 1, 2011 these volumes are used to supply our retail demand.

Regulated electric gross margin for the six months ended June 30, 2011, was $234.0 million compared with $215.3 million for the same period of 2010.

Regulated retail electric volumes for the six months ended June 30, 2011 totaled 5,004,000 megawatt hours compared with 4,867,000 megawatt hours for the six months ended June 30, 2010.  Wholesale electric volumes were 73,000 megawatt hours for the six months ended June 30, 2011, compare with 521,000 megawatt hours for the same period in 2010.

Regulated natural gas gross margin was $31.2 million for the quarter ended June 30, 2011 compared with $29.3 million during the second quarter of 2010.  This increase in margin was primarily due to increased retail volumes from colder spring weather and gas production margin from the Battle Creek Field.  Regulated retail natural gas volumes were 5,990,000 dekatherms for the quarter ended June 30, 2011 compared with 5,389,000 dekatherms for the same period in 2010.

Regulated natural gas gross margin was $82.8 million for the six months ended June 30, 2011 compared with $77.5 million during the same period of 2010.

Regulated retail natural gas volumes were 20,279,000 dekatherms for the six months ended June 30, 2011, compared with 19,074,000 dekatherms for the same period in 2010.  The increase in gross margin and volumes is primarily due to increased retail volumes from colder winter and spring weather.

Liquidity and Capital Resources

As of June 30, 2011, our total net liquidity was approximately $214.3 million, including $4.5 million of cash and $209.8 million of revolving credit facility availability.  Revolver availability was $222.8 million as of July 22, 2011.

As of June 30, 2011, cash and cash equivalents were $4.5 million as compared with $6.2 million at December 31, 2010 and $6.1 million at June 30, 2010. Cash provided by operating activities totaled $163.5 million for the six months ended June 30, 2011 as compared with $132.4 million during the six months ended June 30, 2010. This increase in operating cash flows is primarily related to a $10.0 million decrease in contributions to our qualified pension plans as compared with the same period in 2010 and improvements in the collection of our supply costs.

NorthWestern Reports Second Quarter 2011 Financial Results
July 27, 2011

Cash used in investing activities totaled approximately $71.7 million, a decrease by approximately $44.5 million as compared with the first six months of 2010 due primarily to additions related to the DGGS project in the prior year.

Cash used in financing activities totaled approximately $93.5 million during the six months ended June 30, 2011 as compared with approximately $14.4 million during the six months ended June 30, 2010. During the six months ended June 30, 2011, net cash used in financing activities consisted of the net revolving credit facility repayments of $153.0 million, net issuance of commercial paper of $90.0 million, the repayment of long-term debt of $3.6 million and the payment of dividends of $26.0 million. During the six months ended June 30, 2010, we received proceeds from the issuance of debt of $225.0 million, made debt repayments of $208.4 million, paid deferred financing costs of $6.6 million and paid dividends on common stock of $24.5 million.

2011 Earnings Outlook

NorthWestern reaffirms its earnings outlook for 2011 to be $2.25 - $2.40 per fully diluted share.

The major assumptions include, but are not limited to, the following expectations:

·	We expect strong hydro conditions west of our Colstrip Transmission System to persist, causing additional declines to our wholesale transmission revenues for the third quarter of 2011;

·	We expect a reduction in general & administrative expenses for the rest of 2011 from the second quarter levels;

·	Normal weather in the Company’s electric and natural gas service territories for the remainder of 2011; and

·	Fully diluted average shares of 36.5 million.

Dividend

NorthWestern’s Board of Directors declared a quarterly common stock dividend of 36 cents per share, payable on September 30, 2011, to common shareholders of record as of September 15, 2011.

Company Hosting Investor Conference Call

NorthWestern will host an investor conference call today at 4:00 pm Eastern Time to review its financial results for the quarter ended June 30, 2011.

The conference call will be webcast live on the Internet at http://www.northwesternenergy.com under the “Investor Information” heading.  To listen, please go to the site at least 10 minutes in advance of the call to register.  An archived webcast will be available shortly after the call.

NorthWestern Reports Second Quarter 2011 Financial Results
July 27, 2011

A telephonic replay of the call will be available beginning at 1:00 pm Eastern Time today through August 29, 2011, at 800-475-6701, access code 209282.

About NorthWestern Energy

NorthWestern Energy is one of the largest providers of electricity and natural gas in the Upper Midwest and Northwest, serving approximately 665,000 customers in Montana, South Dakota and Nebraska.  More information on NorthWestern Energy is available on the Company's Web site at www.northwesternenergy.com.

SPECIAL NOTE REGARDING FORWARD—LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, without limitation, the information under “2011 Earnings Outlook”.  Forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.”  These statements are based upon our current expectations and speak only as of the date hereof.  Our actual future business and financial performance may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including, but not limited to:

•
Potential adverse federal, state, or local legislation or regulation, including costs of compliance with existing and future environmental requirements, as well as adverse determinations by regulators, could have a material adverse effect on our liquidity, results of operations and financial condition;

•
We have capitalized approximately $18.6 million in preliminary survey and investigative costs related to our proposed Mountain States Transmission Intertie (MSTI) transmission project. If our efforts to complete MSTI are not successful we may have to write-off all or a portion of these costs which could have a material adverse effect on our results of operations;

•
Changes in availability of trade credit, creditworthiness of counterparties, usage, commodity prices, fuel supply costs or availability due to higher demand, shortages, weather conditions, transportation problems or other developments, may reduce revenues or may increase operating costs, each of which could adversely affect our liquidity and results of operations;

•
Unscheduled generation outages or forced reductions in output, maintenance or repairs, which may reduce revenues and increase cost of sales or may require additional capital expenditures or other increased operating costs; and

•	Adverse changes in general economic and competitive conditions in the U.S. financial markets and in our service territories.

Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other Securities and Exchange Commission filings discuss some of the important risk factors that may affect our business, results of operations and financial condition.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

# # #

NorthWestern Reports Second Quarter 2011 Financial Results
July 27, 2011

NORTHWESTERN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Revenues
Electric	$186,789	$184,838	$395,411	$388,677
Gas	64,692	58,900	193,904	188,919
Other	325	321	751	636
Total Revenues	251,806	244,059	590,066	578,232
Operating Expenses
Cost of sales	110,407	111,936	272,478	284,763
Operating, general and administrative	69,539	57,126	136,922	115,434
Property and other taxes	20,550	24,984	45,946	47,952
Depreciation	25,066	22,997	50,381	45,872
Total Operating Expenses	225,562	217,043	505,727	494,021
Operating Income	26,244	27,016	84,339	84,211
Interest Expense, net	(16,896)	(16,057)	(34,043)	(33,107)
Other Income	1,106	1,853	1,911	2,606
Income Before Income Taxes	10,454	12,812	52,207	53,710
Income Tax Benefit (Expense)	516	(1,121)	(8,662)	(13,301)
Net Income	$10,970	$11,691	$43,545	$40,409
Average Common Shares Outstanding	36,258	36,179	36,250	36,174
Basic Earnings per Average Common Share	$0.30	$0.32	$1.20	$1.12
Diluted Earnings per Average Common Share	$0.30	$0.32	$1.19	$1.11
Dividends Declared per Average Common Share	$0.36	$0.34	$0.72	$0.68

NorthWestern Reports Second Quarter 2011 Financial Results
July 27, 2011

 NORTHWESTERN CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEET

(in thousands)

	June 30, 2011	December 31, 2010
	(unaudited)
ASSETS
Current Assets	$244,076	$303,054
Property, Plant, and Equipment, Net	2,141,348	2,117,977
Goodwill	355,128	355,128
Regulatory Assets	225,953	222,341
Other Noncurrent Assets	40,485	39,169
Total Assets	$3,006,990	$3,037,669
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Maturities of Long-term Debt and Capital Leases	$8,073	$7,854
Commercial Paper	89,988	—
Current Liabilities	274,962	296,115
Long-term Capital Leases	33,627	34,288
Long-term Debt	905,018	1,061,780
Noncurrent Regulatory Liabilities	260,110	251,133
Deferred Income Taxes	255,791	232,709
Other Noncurrent Liabilities	340,240	333,443
Total Liabilities	2,167,809	2,217,322
Total Shareholders’ Equity	839,181	820,347
Total Liabilities and Shareholders’ Equity	$3,006,990	$3,037,669

NorthWestern Reports Second Quarter 2011 Financial Results
July 27, 2011

NORTHWESTERN CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(unaudited)
(in thousands)

	Six Months Ended June 30,
	2011	2010
Operating Activities
Net income	$43,545	$40,409
Non-cash items	77,237	65,937
Changes in operating assets and liabilities	42,678	26,112
Cash Provided by Operating Activities	163,460	132,458

Cash Used in Investing Activities	(71,648)	(116,233)

Cash Used In Financing Activities	(93,506)	(14,420)

Net (Decrease) Increase in Cash and Cash Equivalents	$(1,694)	$1,805
Cash and Cash Equivalents, beginning of period	$6,234	$4,344
Cash and Cash Equivalents, end of period	$4,540	$6,149

NorthWestern Reports Second Quarter 2011 Financial Results
July 27, 2011

NORTHWESTERN CORPORATION
ELECTRIC SEGMENT

Three Months Ended June 30, 2011

(Unaudited)

	Results
	2011	2010	Change	% Change
	(dollars in millions)
Retail revenue	$166.9	$149.7	$17.2	11.5%
Transmission	9.9	11.0	(1.1)	(10.0)
Wholesale	0.8	11.9	(11.1)	(93.3)
Regulatory amortization and other	9.2	12.2	(3.0)	(24.6)
Total Revenues	186.8	184.8	2.0	1.1
Total Cost of Sales	76.9	82.3	(5.4)	(6.6)
Gross Margin	$109.9	$102.5	$7.4	7.2%

	Revenues		Megawatt Hours (MWH)		Avg. Customer Counts
	2011	2010	2011	2010	2011	2010
	(in thousands)
Retail Electric
Montana	$53,662	$47,213	503	496	272,328	270,369
South Dakota	10,305	9,489	119	110	48,611	48,419
Residential	63,967	56,702	622	606	320,939	318,788
Montana	71,789	63,640	747	741	61,465	60,777
South Dakota	15,363	14,938	213	213	11,971	11,848
Commercial	87,152	78,578	960	954	73,436	72,625
Industrial	9,579	8,129	704	684	72	71
Other	6,238	6,335	34	41	5,610	5,805
Total Retail Electric	$166,936	$149,744	2,320	2,285	400,057	397,289
Wholesale Electric
Montana	$—	$10,231	—	188	N/A	N/A
South Dakota	820	1,678	42	90	N/A	N/A
Total Wholesale Electric	$820	$11,909	42	278	—	—

	2011 as compared with:
Cooling Degree-Days	2010	Historic Average
Montana	33% colder	61% colder
South Dakota	19% colder	10% colder

2011 as compared with:
Heating Degree-Days	2010	Historic Average
Montana	15% colder	11% colder
South Dakota	9% colder	23% warmer
Nebraska	4% colder	10% warmer

NorthWestern Reports Second Quarter 2011 Financial Results
July 27, 2011

NORTHWESTERN CORPORATION
ELECTRIC SEGMENT

Six Months Ended June 30, 2011

(Unaudited)

	Results
	2011	2010	Change	% Change
	(dollars in millions)
Retail revenue	$363.1	$320.2	$42.9	13.4%
Transmission	20.8	22.5	(1.7)	(7.6)
Wholesale	1.2	23.0	(21.8)	(94.8)
Regulatory amortization and other	10.3	23.0	(12.7)	(55.2)
Total Revenues	395.4	388.7	6.7	1.7
Total Cost of Sales	161.4	173.4	(12.0)	(6.9)
Gross Margin	$234.0	$215.3	$18.7	8.7%

	Revenues		Megawatt Hours (MWH)		Avg. Customer Counts
	2011	2010	2011	2010	2011	2010
	(in thousands)
Retail Electric
Montana	$129,325	$110,809	1,233	1,176	272,426	270,648
South Dakota	23,698	22,334	298	286	48,658	48,421
Residential	153,023	133,143	1,531	1,462	321,084	319,069
Montana	148,922	129,858	1,567	1,529	61,462	60,788
South Dakota	31,672	30,746	452	451	11,880	11,735
Commercial	180,594	160,604	2,019	1,980	73,342	72,523
Industrial	18,762	15,896	1,396	1,360	72	71
Other	10,758	10,540	58	65	5,116	5,212
Total Retail Electric	$363,137	$320,183	5,004	4,867	399,614	396,875
Wholesale Electric
Montana	$—	$20,165	—	392	N/A	N/A
South Dakota	1,129	2,755	73	129	N/A	N/A
Total Wholesale Electric	$1,129	$22,920	73	521	—	—

	2011 as compared with:
Cooling Degree-Days	2010	Historic Average
Montana	33% colder	61% colder
South Dakota	19% colder	10% colder

2011 as compared with:
Heating Degree-Days	2010	Historic Average
Montana	10% colder	Remained flat
South Dakota	9% colder	4% Warmer
Nebraska	1% colder	5% Colder

NorthWestern Reports Second Quarter 2011 Financial Results
July 27, 2011

NORTHWESTERN CORPORATION
NATURAL GAS SEGMENT

Three Months Ended June 30, 2011

(Unaudited)

	Results
	2011	2010	Change	% Change
	(dollars in millions)
Retail revenue	$54.7	$45.6	$9.1	20.0%
Wholesale and other	10.0	13.3	(3.3)	(24.8)
Total Revenues	64.7	58.9	5.8	9.8
Total Cost of Sales	33.5	29.6	3.9	13.2
Gross Margin	$31.2	$29.3	$1.9	6.5%

	Revenues		Dekatherms (Dkt)		Customer Counts
	2011	2010	2011	2010	2011	2010
	(in thousands)
Retail Gas
Montana	$24,302	$19,841	2,455	2,303	158,851	157,867
South Dakota	5,565	4,513	613	454	37,223	37,081
Nebraska	4,882	4,279	500	439	36,452	36,375
Residential	34,749	28,633	3,568	3,196	232,526	231,323
Montana	12,085	9,656	1,227	1,124	22,267	22,077
South Dakota	3,978	3,649	577	507	5,954	5,867
Nebraska	3,465	3,236	566	509	4,567	4,531
Commercial	19,528	16,541	2,370	2,140	32,788	32,475
Industrial	228	253	24	30	278	288
Other	231	173	28	23	145	146
Total Retail Gas	$54,736	$45,600	5,990	5,389	265,737	264,232

2011 as compared with:
Heating Degree-Days	2010	Historic Average
Montana	15% colder	9% colder
South Dakota	9% colder	35% colder
Nebraska	4% colder	14% colder

NorthWestern Reports Second Quarter 2011 Financial Results
July 27, 2011

NORTHWESTERN CORPORATION
NATURAL GAS SEGMENT

Six Months Ended June 30, 2011

(Unaudited)

	Results
	2011	2010	Change	% Change
	(dollars in millions)
Retail revenue	$175.8	$164.0	$11.8	7.2%
Wholesale and other	18.1	24.9	(6.8)	(27.3)
Total Revenues	193.9	188.9	5.0	2.6
Total Cost of Sales	111.1	111.4	(0.3)	(0.3)
Gross Margin	$82.8	$77.5	$5.3	6.8%

	Revenues		Dekatherms (Dkt)		Customer Counts
	2011	2010	2011	2010	2011	2010
	(in thousands)
Retail Gas
Montana	$75,402	$64,460	8,093	7,256	158,940	158,080
South Dakota	18,871	19,064	2,212	2,021	37,467	37,328
Nebraska	16,367	17,112	1,882	1,888	36,700	36,625
Residential	110,640	100,636	12,187	11,165	233,107	232,033
Montana	38,523	32,069	4,142	3,607	22,270	22,083
South Dakota	13,280	16,917	1,909	2,239	5,954	5,915
Nebraska	11,708	12,742	1,853	1,864	4,602	4,568
Commercial	63,511	61,728	7,904	7,710	32,826	32,566
Industrial	920	1,079	102	125	280	290
Other	680	564	86	74	145	146
Total Retail Gas	$175,751	$164,007	20,279	19,074	266,358	265,035

2011 as compared with:
Heating Degree-Days	2010	Historic Average
Montana	10% colder	7% colder
South Dakota	9% colder	11% colder
Nebraska	1% colder	4% colder

NorthWestern Reports Second Quarter 2011 Financial Results
July 27, 2011

NORTHWESTERN CORPORATION

SEGMENT RESULTS

(Unaudited)
(in thousands)

Three Months Ended
June 30, 2011	Electric	Gas	Other	Eliminations	Total
Operating revenues	$186,789	$64,692	$325	$—	$251,806
Cost of sales	76,925	33,482	—	—	110,407
Gross margin	109,864	31,210	325	—	141,399
Operating, general and administrative	49,374	19,224	941	—	69,539
Property and other taxes	15,302	5,246	2	—	20,550
Depreciation	20,386	4,671	9	—	25,066
Operating income (loss)	24,802	2,069	(627)	—	26,244
Interest expense	(13,689)	(2,729)	(478)	—	(16,896)
Other income	724	355	27	—	1,106
Income tax (expense) benefit	(3,670)	326	3,860	—	516
Net income	$8,167	$21	$2,782	$—	$10,970
Total assets	$2,116,854	$877,235	$12,901	$—	$3,006,990
Capital expenditures	$28,756	$5,521	$—	$—	$34,277

Three Months Ended
June 30, 2010	Electric	Gas	Other	Eliminations	Total
Operating revenues	$184,838	$58,900	$321	$—	$244,059
Cost of sales	82,296	29,640	—	—	111,936
Gross margin	102,542	29,260	321	—	132,123
Operating, general and administrative	41,873	17,133	(1,880)	—	57,126
Property and other taxes	18,281	6,659	44	—	24,984
Depreciation	18,620	4,369	8	—	22,997
Operating income	23,768	1,099	2,149	—	27,016
Interest expense	(11,915)	(3,456)	(686)	—	(16,057)
Other income (expense)	1,949	(123)	27	—	1,853
Income tax (expense) benefit	(4,405)	1,155	2,129	—	(1,121)
Net income (loss)	$9,397	$(1,325)	$3,619	$—	11,691
Total assets	$1,986,414	$831,338	$14,197	$—	$2,831,949
Capital expenditures	$47,303	$11,134	$—	$—	$58,437

NorthWestern Reports Second Quarter 2011 Financial Results
July 27, 2011

Six Months Ended
June 30, 2011	Electric	Gas	Other	Eliminations	Total
Operating revenues	$395,411	$193,904	$751	$—	$590,066
Cost of sales	161,371	111,107	—	—	272,478
Gross margin	234,040	82,797	751	—	317,588
Operating, general and administrative	94,660	40,672	1,590	—	136,922
Property and other taxes	34,043	11,898	5	—	45,946
Depreciation	40,740	9,624	17	—	50,381
Operating income (loss)	64,597	20,603	(861)	—	84,339
Interest expense	(27,216)	(5,394)	(1,433)	—	(34,043)
Other income	1,339	519	53	—	1,911
Income tax expense	(7,591)	(4,244)	3,173	—	(8,662)
Net income (loss)	$31,129	$11,484	$932	$—	$43,545
Total assets	$2,116,854	$877,235	$12,901	$—	$3,006,990
Capital expenditures	$54,850	$17,007	$—	$—	$71,857

Six Months Ended
June 30, 2010	Electric	Gas	Other	Eliminations	Total
Operating revenues	$388,677	$188,919	$636	$—	$578,232
Cost of sales	173,361	111,402	—	—	284,763
Gross margin	215,316	77,517	636	—	293,469
Operating, general and administrative	81,889	35,026	(1,481)	—	115,434
Property and other taxes	35,055	12,812	85	—	47,952
Depreciation	37,124	8,731	17	—	45,872
Operating income	61,248	20,948	2,015	—	84,211
Interest expense	(25,107)	(6,602)	(1,398)	—	(33,107)
Other income	2,406	147	53	—	2,606
Income tax (expense) benefit	(10,939)	(4,584)	2,222	—	(13,301)
Net income	$27,608	$9,909	$2,892	$—	$40,409
Total assets	$1,986,414	$831,338	$14,197	$—	$2,831,949
Capital expenditures	$99,553	$16,680	$—	$—	$116,233